SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

Commission File Number: 000-52143

WestCoast Golf Experiences, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-2706319 (I.R.S. Employer Identification No.)
4199 Campus Drive, Suite 550, Irvine, CA (Address of principal executive offices)	92612 (Zip Code)
(949) 725-2201 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

As disclosed in the Registrant’s Quarterly Report on Form 10-QSB for the period ended January 31, 2008, the inability to conduct marketing activities coupled with our inability to generate significant revenues has caused our management to explore other potential business opportunities that might be available. Accordingly, over the last few months, the Registrant has researched potential acquisitions or other suitable business partners which the Registrant’s management believes will assist the Registrant in realizing its business objectives and hopefully increase the value of its common stock. During that time, the Registrant has had informal discussions with representatives of certain private companies that are interested in being acquired by the Registrant, although as of the date of this report, the Registrant has not entered into any understanding or formal agreement to acquire any potential acquisition candidates. The Registrant is continuing discussions and negotiations with the representatives of one of those private companies, and hopes that the Registrant will enter into a formal agreement to acquire that private company in the next few weeks. The Registrant cannot guaranty that the Registrant will acquire that private company or any other entity, or that, in the event that the Registrant acquires that private company or any other entity, the acquisition will increase the value of the Registrant’s common stock.

Stock Split.  On March 14, 2008, the Registrant’s Board of Directors approved a 13-for-1 stock split (“Split”) of the Registrant’s issued and outstanding common stock which shall be effectuated through the issuance of 12 shares for each share of common stock outstanding as of the record date.  The Registrant hopes that the stock split will increase the liquidity of its common stock in the event that the Registrant is able to acquire that private company as disclosed above. The record date for the Split is March 25, 2008. The payable date of the Split is March 26, 2008. The effective date for the Split will be March 27, 2008. Prior to the Split, there are 3,000,000 shares issued and outstanding. Following the Split, there will be approximately 39,000,000 shares issued and outstanding. The Registrant’s common stock will continue to be $.001 par value.  Fractional shares will be rounded upward. The Registrant’s symbol and CUSIP Number will not change as a result of the Split. In connection with the Split, the Registrant will file a Certificate of Change with the State of Nevada to effect the Split of the Registrant’s authorized and outstanding shares of common stock with an effective date of filing of March 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WestCoast Golf Experiences, Inc.

March 19, 2008	By:	/s/ Suzanne Fischer
Suzanne Fischer
President, Secretary, Treasurer